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EXHIBIT 99.6

As of September 19, 2002

Thomas Group, Inc.
Attention: James Taylor, CFO and Vice President
via facsimile at 972-443-1742

and

General John T. Chain, Jr.
via facsimile at 970-926-3913

  Re:
  First Amended and Restated Revolving Credit Loan Agreement dated as of December 4, 1996, by and between Thomas Group, Inc. (the "Borrower") and Comerica Bank-Texas, a Texas banking institution (the "Lender") (as such agreement has been and may be further amended, restated or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as in the Loan Agreement.

Ladies and Gentlemen:

The Borrower has advised the Lender that the Borrower intends to enter into the following transaction (the "Transaction") pursuant to documentation which is the same in all material respects to the documents attached hereto as Exhibit A (collectively, the "Transaction Documents"): (i) the execution and delivery by the Borrower of one or more, subordinated promissory notes (the "Notes", and each being a "Note") in the aggregate original principal amount of $2,000,000, which will have conversion-to-stock features, and will be payable to General John T. Chain, Jr. ("Chain"), (ii) the execution and delivery by the Borrower of a warrant to Chain for up to 15% of the total capital stock of the Borrower on a fully-diluted basis (the "Warrant"), and (iii) the execution and delivery of any and all agreements, documents and instruments related thereto and/or the taking of any action to effectuate any of the foregoing.

In order to permit the Transaction, the Lender hereby consents and/or agrees as follows: (i) the Lender hereby consents to the Transaction in all respects, and agrees that the Transaction will not be deemed by Lender to constitute a violation of any of the terms and provisions of the Loan Agreement and the related other loan documents; (ii) the Lender waives all Existing Events of Default (as defined below) through and including September 20, 2002, and (iii) during the Forbearance Period (as defined below), the Lender agrees to forebear from exercising any of its rights and/or remedies which have arisen or which may arise under the Loan Agreement or any of the related loan documents as a result of the occurrence or existence of any Default or Event of Default (as such terms are defined below). As used herein, "Default" and "Event of Default "have the meanings given such terms in the Loan Agreement. As used herein, "Existing Events of Default" means any "Event of Default" (as such term is defined in the Loan Agreement) which exists and is continuing on September 20, 2002. "Existing Events of Defaults" specifically excludes (and the Existing Events of Default waiver contained herein thus does not apply to) any Default or Event of Default which arises on or after September 21, 2002, even if the underlying event, failure or action giving rise to such Default or Event of Default existed on September 20, 2002. As used herein, "Forbearance Period" means the period commencing with the date of this letter and continuing until November 30, 2002.

The Lender's consent to the first $1,000,000 portion of the Transaction and the Warrant issuance as described above are subject to and conditioned upon the full funding of the $1,000,000 Note and the execution and delivery to the Lender by Chain of a Subordination Agreement in the form of Exhibit B hereof for such Note at the time of such funding. The Lender's consent to the second $1,000,000 portion of the Transaction and the Lender's agreement to forbear as provided herein are subject to and conditioned upon the full funding of the aggregate $2,000,000 of the Notes (and Borrower's receipt of such $2,000,000) no later than 3:00 p.m. (Dallas, Texas time) on October 31, 2002, and subject to and conditioned upon the execution and delivery to the Lender by Chain of a Subordination Agreement in

the form of Exhibit B hereto for all Notes at the time of such funding; provided, further, such consent to the second $1,000,000 funding and agreement to forbear shall be deemed to be withdrawn and cancelled automatically, without further notice to any party or further action by Lender (and without any liability or obligation to Borrow, Chain, or any other party whatsoever) if the Notes for any reason should not be fully funded timely as provided above or if such second Subordination Agreement is not executed timely as provided above. The consent and agreement of Lender herein are for the exclusive benefit of Borrower and Chain, as the case may require, and may not be relied upon or claimed for the benefit of any other party without the express prior written approval of Lender. The provisions of this letter will not become effective until signed by each of Lender, Borrower and Chain.

THIS LETTER EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS WHETHER WRITTEN OR ORAL RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

This Letter shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to conflicts of law principles. This Letter may be executed in one or more counterparts and on telecopies counterparts each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

Sincerely,
LENDER:
COMERICA BANK-TEXAS
By:	/s/ Robin M. Kain Robin M. Kain, Vice President
The foregoing terms and provisions are Accepted and Agreed to in all respects as of September 19, 2002
BORROWER:
THOMAS GROUP, INC.
By:	/s/ James T. Taylor James T. Taylor, CFO and Vice President
CHAIN:
GENERAL JOHN T. CHAIN, JR.
By:	/s/ John T. Chain, Jr. General John T. Chain, Jr., individual

Exhibit A

Transaction Documents

Exhibit B

Form of Subordination Agreement

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Exhibit A Transaction Documents
Exhibit B Form of Subordination Agreement